REPUBLIC OF POLAND
MINISTRY OF FINANCE
Legal Department

26 June 2009

I, Bozena Zwolenik, the Director of the Legal Department of the Ministry of Finance of the Republic of Poland, have examined the Amendment to Registration Statement under Schedule B filed with the United States Securities and Exchange Commission on even date herewith (the "Registration Statement"), pursuant to which the State Treasury of the Republic of Poland, represented by the Minister of Finance (the "Republic"), proposes to issue and sell its debt securities (the "Securities").

In rendering this legal opinion I have reviewed the following documents:

(a)   the Public Finance Law of June 30, 2005 (as amended);

(b)   the Budget Act for 2009 of January 9, 2009 (as amended);

(c) the Order of the Minister of Finance of June 26, 2006 on the conditions of issuing treasury bonds to be offered on foreign markets;

(d)   the Personal Income Tax Act of July 26, 1991 (as amended); and

(e)   the Corporate Income Tax Act of February 15, 1992 (as amended);

and such other laws as was deemed necessary for such purpose.

Having considered these documents and such other documents and matters as I deemed necessary, and having regard to the laws of the Republic of Poland to which this opinion is limited, I am of the opinion that when Securities have been duly authorized pursuant to the above legislation and duly executed and delivered by the Republic, issued and authenticated pursuant to a Fiscal Agency Agreement and delivered to, and paid for by, the underwriters in the manner contemplated by the Registration Statement, the Securities will constitute valid and legally binding obligations of the Republic, provided that such issue of Securities when aggregated with any other debt securities issued by the Republic do not exceed the borrowing limits set forth in the Budget Act for relevant year.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Validity of the Securities" in the Registration Statement. In giving such consent I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

/s/ Bozena Zwolenik
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Bozena Zwolenik, Director of Legal Department